SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2009

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 9, 2009, Lexington Realty Trust (the “Trust”) entered into a Fifth Supplemental Indenture, dated as of June 9, 2009, among the Trust, Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. and Net 3 Acquisition L.P. and certain subsidiary guarantors of the Trust and U.S. Bank National Association, as trustee, which supplements the Indenture dated as of January 29, 2007, as supplemented by the First Supplemental Indenture, dated as of January 29, 2007, the Second Supplemental Indenture, dated as of March 9, 2007, the Third Supplemental Indenture, dated as of June 19, 2007, and the Fourth Supplemental Indenture, dated as of December 31, 2008 (collectively, the “Indenture”).

The Fifth Supplemental Indenture provides for the removal and addition of certain subsidiary guarantors. The Indenture governs the terms of the Trust’s 5.45% Exchangeable Guaranteed Notes due 2027.

The foregoing description is qualified in its entirety by reference to the Fifth Supplemental Indenture, which is attached as Exhibit 4.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

4.1	Fifth Supplemental Indenture, dated as of June 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: June 15, 2009	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

4.1	Fifth Supplemental Indenture, dated as of June 9, 2009